AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of November 4, 2002, is entered into by and among Valhi, Inc., a Delaware corporation ("Valhi"), Tremont Group, Inc., a Delaware corporation ("TGI"), and Valhi Acquisition Corp. II, a Delaware corporation and a wholly-owned subsidiary of Valhi ("Sub").

     WHEREAS, there are currently outstanding 5,141.421 shares of common stock, par value $.01 per share ("TGI Common Stock"), of TGI, 4,113.421 of which are owned by Valhi and 1,028.000 of which are owned by NL Industries, Inc., a Delaware corporation ("NL"); and

     WHEREAS, the board of directors of each of Valhi, TGI and Sub deems the Merger (as defined below) to be desirable and in the best interests of its respective corporation and stockholders.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants contained herein, the parties hereto agree as follows:

     1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into TGI (the "Merger") at the Effective Time (as defined below). TGI shall be the surviving corporation (the "Surviving Corporation") in the Merger. From and after the Effective Time, the identity and separate corporate existence of Sub shall cease and TGI shall succeed to and assume all the rights and obligations of Sub.

     2. The Effective Time. The parties shall file a certificate of merger or other appropriate documents (the "Certificate of Merger") executed in accordance with the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time that TGI and Sub shall have agreed upon and designated in such filings in accordance with applicable law (the time the Merger becomes effective being the "Effective Time").

     3. Effects of the Merger. The Merger shall have the effects set forth in the DGCL.

     4. Certificate of Incorporation and Bylaws. The Certificate of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation except that the name of the corporation specified therein shall be "Tremont Group, Inc.," until duly amended in accordance with applicable law. The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation (the "Bylaws") except that the name of the corporation specified therein shall be "Tremont Group, Inc.," until duly amended in accordance with applicable law.

     5. Directors and Officers. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of whom shall serve in accordance with the DGCL and the Bylaws. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each of whom shall serve until the earlier of his or her resignation or removal or until his or her successor is duly elected and qualified, as the case may be.

     6. Conversion of Shares. By virtue of the Merger and without any action on the part of any holder of capital stock of Valhi, TGI or Sub, at the Effective
Time:

          (a) each share of TGI Common Stock that is owned by Valhi or is held by TGI as treasury stock shall be converted into and become one share of common stock, par value $.01 per share, of the Surviving Corporation;

          (b) subject to Section 7, each share of TGI Common Stock that is owned by NL shall be converted into 3,400 shares (the "Merger Shares") of common stock, par value $.01 per share ("Valhi Common Stock"), of Valhi, or an aggregate of 3,495,200 shares of Valhi Common Stock; and

          (c) each share of common stock, par value $.01 per share ("Sub Common Stock"), of Sub shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefore.

     7. Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, holders of TGI Common Stock with respect to which dissenters' rights, if any, are granted by reason of the Merger under the DGCL and who do not vote in favor of the Merger and otherwise comply with Section 262 of the DGCL ("Dissenting Shares"), shall not be entitled to shares of Valhi Common Stock pursuant to Section 6 hereof unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the DGCL, and shall be entitled to receive only the payment provided for by Section 262 of the DGCL. If such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's dissenters' rights under the DGCL, such holders Dissenting Shares shall thereupon be deemed to represent shares of Valhi Common Stock as set forth in
Section 6 hereof.

     8. Condition to the Merger. In order for the Merger to be effective, the Merger shall have received the requisite approval of the holders of Sub Common Stock and TGI Common Stock pursuant to the DGCL.

     9. Certain Understandings.

          (a) TGI has been advised and understands that the Merger Shares have not been and will not be registered under the Securities Act of 1933, as amended, or any applicable state securities or "blue sky" laws.

          (b) Each certificate representing the Merger Shares shall bear the following legend:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS VALHI HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VALHI, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION MAY BE EFFECTED
               WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR 'BLUE SKY' LAWS."

     10. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Sub or TGI, by the mutual written consent of Valhi, Sub and TGI. In the event of termination of this Agreement by the parties hereto, this Agreement shall forthwith become void.

     11. Amendment. This Agreement may be amended by the parties hereto at any time before or after approval hereof by the stockholders of TGI or Sub, provided that after any such approval no amendment shall be made that (i) changes the number of shares of TGI Common Stock are to be converted into shares of Valhi Common Stock pursuant to Section 6(b) hereof, (ii) in any way materially adversely affects the rights of holders of shares of TGI Common Stock or (iii) changes any of the principal terms of this Agreement, in each case without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     12. General Provisions

          (a) Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Sub such instruments, and there shall be taken or cause to be taken by it all such further action, as shall be appropriate, advisable or necessary to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Sub and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Sub or otherwise, to take any and all such action and to execute and deliver any and all such instruments.

          (b) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same Agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          (c) Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements entered into in connection herewith (i) constitute the entire Agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (ii) are not intended to confer upon any Person other than the parties hereto any rights or remedies.

          (d) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          (e) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                   VALHI, INC.



                          By:      /s/ Bobby D. O'Brien
                                   ------------------------------------------
                                   Bobby D. O'Brien
                                   Vice President, Chief Financial Officer
                                    and Treasurer

                                   VALHI ACQUISITION CORP. II



                          By:      /s/ Bobby D. O'Brien
                                   ---------------------------------------
                                   Bobby D. O'Brien
                                   Vice President, Chief Financial Officer
                                    and Treasurer

                                  TREMONT GROUP, INC.



                        By:       /s/ Steven L. Watson
                                  ------------------------------------------
                                  Steven L. Watson
                                  President